Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2000 relating to the financial statements and financial statement schedules of Old Republic International Corporation, which appear in Old Republic International Corporation's Annual Report on Form 10-K and Amendment NO. 1 to the Annual Report on Form 10-K/A1, respectively, for the year ended December 31, 1999.





                                            /s/ PricewaterhouseCoopers LLP



Chicago, Illinois
May 15, 2000